Independent Auditors Consent



To the Shareholders and Board of Trustees of Smith Barney Variable Account Funds:

We consent to the use of our report dated February 10, 1998 for Income and Growth Portfolio, U.S. Government/High Quality Securities Portfolio and Reserve Account Portfolio of Smith Barney Variable Account Funds incorporated herein by reference and to the references to our Firm under the headings Financial Highlights in the Prospectus and Independent Auditors in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 27, 1998